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                                                                    Exhibit 23.1



                          CONSENT OF INDEPENDENT ACCOUNTANTS





     We consent to the use in this report of our report dated September 4, 1997 relating to the financial statements of R. J. Longo Construction Co., Inc.



                         /s/ Paul B. Radler
                         PAUL B. RADLER & ASSOCIATES, CPA's



Denville, New Jersey
January 15, 1998